UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2000

The Regency Group Limited, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-26687	88-0416790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

7373 E. Doubletree Ranch Rd., Ste. 200, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 778-9101

201 Lomas Santa Fe, Suite 340, Solana Beach, California 92075
(Former name or former address, if changed, since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a)(1) On February 29, 2000, the Company entered into an agreement with WebAdNet.com, a New York corporation, to acquire fifteen percent (15%) of the issued and outstanding stock of WebAdNet.com. The purchase price of the acquisition will total $1,000,000. The first payment of $200,000 was payable upon the providing of due diligence information to Regency by WebAdNet.com. The second payment of $200,000 was due on or before March 24, 2000. The third payment of $300,000 is due on or before May 15, 2000. The final payment of $300,000 is due on or before August 15, 2000. The source of the funds Regency will use to complete the transaction is the working capital of the Company. The agreement also calls for WebAdNet.com to expand its Board of Directors to five (5) members, with Regency designating two (2) of those members.

(a)(2) On February 19, 2000, the Company entered into an agreement with ClickIncomes.com of San Diego, California, whereby the Company will acquire a 25% ownership interest in ClickIncomes.com for a total purchase price of $500,000. As of March 21, 2000, the Company has paid a total of $200,000 to ClickIncomes.com per the terms of the agreement.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

On April 4, 2000, the Company accepted the resignation of H. Steven Bonenberger as Director. Mr. Bonenberger cited personal reasons for his resignation, and did not have any dispute with the Company or its management.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit No. 1: Agreement with WebAdNet.com

Exhibit No. 2: WebAdNet.com financial statements

Exhibit No. 3: Agreement with ClickIncomes.com

Exhibit No. 4: ClickIncomes.com financial statements

Exhibit No. 5: Resignation letter of H. Steven Bonenberger

Date: April 10, 2000

The Regency Group Limited, Inc.

By: /s/Roberto Filice, President